500 Laurel Street
Baton Rouge, LA 70801
Phone: 877.614.7600

FOR IMMEDIATE RELEASE	Misty Albrecht
January 23, 2025	b1BANK
225.286.7879
Misty.Albrecht@b1BANK.com

Business First Bancshares, Inc., Announces Financial Results for Fiscal Year 2024 and Q4 2024

Baton Rouge, La. (January 23, 2025) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, today announced its unaudited results for the quarter ended December 31, 2024. Business First reported net income available to common shareholders of $15.1 million or $0.51 per diluted common share, decreases of $1.4 million and $0.14, respectively, compared to the linked quarter ended September 30, 2024. On a non-GAAP basis, core net income for the quarter ended December 31, 2024, which excludes certain income and expenses, was $19.5 million or $0.66 per diluted common share, an increase of $2.2 million and decrease of $0.02, from the linked quarter. The quarter ended December 31, 2024, included the consummation of the Oakwood Bancshares, Inc. (Oakwood) transaction.

For the year ended December 31, 2024, Business First reported net income available to common stockholders of $59.7 million or $2.26 per diluted common share, decreases of $5.9 million and $0.34, respectively, from the prior year ended December 31, 2023. On a non-GAAP basis, core net income for the year ended December 31, 2024, which excludes certain income and expenses, was $65.7 million or $2.49 per diluted common share, decreases of $0.6 million and $0.13, respectively, from prior year ended December 31, 2023.

"I’m pleased to report the fourth quarter of 2024 positively reflected our year as a whole,” said Jude Melville, chairman, president and CEO of Business First Bancshares. “Solid fundamental performance led to productive growth, increasing diversification of revenue sources, healthy asset quality, successful incorporation of new team members, and expansion of our client base, all of which point to an exciting 2025 in which we anticipate not only meeting but growing stakeholder expectations."

On Thursday, January 23, 2025, Business First’s board of directors declared a quarterly preferred dividend in the amount of $18.75 per share, which is the full quarterly dividend of 1.875% based on the per annum rate of 7.50%. Additionally, the board of directors declared a quarterly common dividend based upon financial performance for

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the fourth quarter in the amount of $0.14 per share of common stock. The preferred and common dividends will be paid on February 28, 2025, or as soon thereafter as practicable, to the shareholders of record as of February 15, 2025.

Quarterly Highlights

•Net Interest Margin (NIM) Expansion. For the quarter ended December 31, 2024, net interest income totaled $65.7 million and net interest margin and net interest spread were 3.61% and 2.77%, respectively, compared to $56.1 million, 3.51% and 2.54% for the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.0 million) were 3.56% and 2.72% for the quarter ended December 31, 2024, compared to 3.46% and 2.50% (excluding loan discount accretion of $0.7 million) for the linked quarter. The increase was driven by a reduction in Business First's overall cost of funding.

•Noninterest Income Investments. Business First again demonstrated increasing revenue from noninterest income sources. For the quarter ended December 31, 2024, the customer swap business produced revenue of $1.3 million, an increase of $0.4 million when compared to the linked quarter, along with continued progress in many of the other noninterest income revenue streams.

•Strong Deposit Growth. During the quarter ended December 31, 2024, deposits increased $870.4 million or 15.43%, 61.38% annualized, compared to the linked quarter. Excluding ending December 31, 2024 deposit balances from Oakwood, organic deposit growth was $156.8 million or 2.78%, 11.06% annualized.

•Measured Loan Growth. Loans held for investment increased $761.3 million or 14.58%, 58.02% annualized, from the linked quarter. Excluding ending December 31, 2024 loan balances from Oakwood, organic loan growth was $62.8 million or 1.20%, 4.79% annualized.

•Oakwood Acquisition. On October 1, 2024, Business First closed its previously announced acquisition of Oakwood and its wholly-owned subsidiary, Oakwood Bank. Oakwood had approximately $863.6 million of total assets, $700.2 million of loans, and $741.3 million of deposits as of September 30, 2024. Business

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First does not anticipate material synergies to be reflected in its earnings until after conversion in the fourth quarter.

•Consistent Core Performance. Return to common shareholders on average assets, on an annualized basis, was 0.78% for the quarter ended December 31, 2024, or 1.00% on a non-GAAP basis, with the difference largely attributable to the exclusion of acquisition-related costs, including $4.8 million provision expense for the Oakwood loan portfolio.

Statement of Financial Condition

Loans

Loans held for investment increased $761.3 million or 14.58%, 58.02% annualized, from the linked quarter. Excluding ending December 31, 2024 loan balances from Oakwood, organic loan growth was $62.8 million or 1.20%, 4.79% annualized. For the year ended December 31, 2024, organic loan growth was $291.0 million or 5.83%. Organic loan growth for the quarter was highlighted by a $54.3 million or 3.63% increase in the commercial and industrial (C&I) portfolio and $20.8 million or 2.80% in the residential real estate portfolio, as well as a reduction of $31.9 million or 4.87% in the construction and development (C&D) portfolio.
Organic production for the quarter was led by the Capital, Southwest, and New Orleans Louisiana regions which accounted for all of the net loan growth from the linked quarter based on unpaid principal balance. Based on unpaid principal balances, Texas-based loans represented approximately 41% of the overall loan portfolio as of December 31, 2024, with the 6% increase from linked quarter attributed to the Oakwood acquisition.

Credit Quality

Credit quality metrics remain solid, with improvement during the quarter from the acquisition of the Oakwood portfolio as well as in the organic portfolio through resolution of nonaccrual loans. The ratio of nonperforming loans compared to loans held for investment decreased 8 basis points to 0.42% at December, 31, 2024, while the ratio of nonperforming assets compared to total assets decreased 1 basis point to 0.39%. The decreases were attributable to the acquired loans from the Oakwood portfolio and the $1.1 million decrease in nonperforming loans compared to the linked quarter.

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Securities

The securities portfolio decreased $22.5 million, or 2.46%, from the linked quarter, impacted by $21.4 million in negative fair value adjustments. The securities portfolio, based on estimated fair value, represented 11.37% of total assets as of December 31, 2024.

Deposits
Deposits increased $870.4 million or 15.43%, 61.38% annualized, for the quarter ended December 31, 2024, compared to the linked quarter. Excluding ending December 31, 2024 deposit balances from Oakwood, organic deposit growth was $156.8 million or 2.78%, 11.06% annualized. For the year ended December 31, 2024, organic deposit growth was $548.9 million or 10.46%.
Organic deposit growth for the quarter was highlighted by increases in money market accounts and noninterest bearing accounts, with increases of $51.8 million or 2.49% and $33.3 million or 2.79%, respectively, compared to the linked quarter.

Borrowings
Borrowings decreased $10.3 million, or 2.09%, from the linked quarter due primarily to a reduction in short-term Federal Home Loan Bank advances.

Shareholders’ Equity

Shareholders' equity increased $99.9 million, of which $103.8 million was due to the acquisition of Oakwood, during the quarter ended December 31, 2024. Accumulated other comprehensive income (AOCI) decreased $16.9 million, or 36.52%, during the fourth quarter due to negative after-tax fair value adjustments in the securities portfolio. Book value per common share increased to $24.62 at December 31, 2024, compared to $24.59 at September 30, 2024. On a non-GAAP basis, tangible book value per common share decreased from $20.60 at September 30, 2024, to $19.92 at December 31, 2024 due largely to the decreases in AOCI which accounted for $0.57 of the decrease.

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Results of Operations
Net Interest Income

For the quarter ended December 31, 2024, net interest income totaled $65.7 million, compared to $56.1 million from the linked quarter. Loan and interest-earning asset yields of 7.05% and 6.38%, decreased 7 and 4 basis points, respectively, compared to 7.12% and 6.42% from the linked quarter due to recent decline in the interest rate environment. However, net interest margin and net interest spread were 3.61% and 2.77% compared to 3.51% and 2.54% for the linked quarter. The overall cost of funds, which included noninterest-bearing deposits, declined 14 bps from 3.07% from the linked quarter to 2.93% for the quarter ended December 31, 2024 due to the interest rate environment, along with decisive deposit rate management.

Non-GAAP net interest income (excluding loan discount accretion of $1.0 million) totaled $64.7 million for the quarter ended December 31, 2024, compared to $55.4 million (excluding loan discount accretion of $0.7 million) for the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.0 million) were 3.56% and 2.72%, respectively, for the quarter ended December 31, 2024, compared to 3.46% and 2.50% (excluding loan discount accretion of $0.7 million) for the linked quarter. Excluding loan discount accretion, loan yields decreased 9 basis points to 6.98% from 7.07%, and interest earnings asset yields decreased 5 basis points to 6.33% from 6.38%, compared to the linked quarter.
Provision for Credit Losses
During the quarter ended December 31, 2024, Business First recorded a provision for credit losses of $6.7 million, compared to $1.7 million from the linked quarter. The current quarter’s reserve growth was largely associated with a $4.8 million increase due to the initial acquisition of Oakwood, along with loan growth, net charge-offs, offset by slight improvements in the economic forecasts.

Other Income
For the quarter ended December 31, 2024, other income increased $1.1 million or 10.05%, compared to the linked quarter. The net increase was largely attributable to a a $351,000 increase in swap fee income, $311,000 increase in bank owned life insurance due to a benefit payout and the addition of Oakwood, and $205,000 increase in debit card and ATM fee income.

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Other Expenses
For the quarter ended December 31, 2024, other expenses increased by $7.1 million or 16.77%, compared to the linked quarter. The increase was largely attributable to expenses associated with the acquisition of Oakwood, approximately $4.8 million, along with increases in advertising and promotions, $653,000, salaries and employee benefits (excluding Oakwood), $533,000, and ad valorem/shareholders taxes, $457,000.

Return on Assets and Common Equity
Return to common shareholders on average assets and common equity, each on an annualized basis, were 0.78% and 8.23% for the quarter ended December 31, 2024, compared to 0.97% and 10.76%, respectively, for the linked quarter. Non-GAAP return to common shareholders on average assets and common equity, each on an annualized basis, were 1.00% and 10.58% for the quarter ended December 31, 2024, compared to 1.01% and 11.23%, respectively, for the linked quarter.

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Conference Call and Webcast
Executive management will host a conference call and webcast to discuss results on Thursday, January 23, 2025, at 4:00 p.m. Central Time. Interested parties may attend the call by dialing toll-free 1-800-715-9871 (North America only), conference ID 3805642, or asking for the Business First Bancshares conference call. The live webcast can be found at https://edge.media-server.com/mmc/p/t4dk4pym. On the day of the presentation, the corresponding slide presentation will be available to view on the b1BANK website at https://www.b1bank.com/shareholder-info.

About Business First Bancshares, Inc.
Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $7.9 billion in assets, $6.9 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (excludes $0.9 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and Texas providing commercial and personal banking products and services. Commercial banking services include commercial loans and letters of credit, working capital lines and equipment financing, and treasury management services. b1BANK was awarded #1 Best-In-State Bank, Louisiana, by Forbes and Statista, and is a multiyear winner of American Banker’s “Best Banks to Work For.” Visit b1BANK.com for more information.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP “core” measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of Business First’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

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Special Note Regarding Forward-Looking Statements
Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information
For additional information about Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.SEC.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation
This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Business First. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended
(Dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023

Balance Sheet Ratios

Loans (HFI) to Deposits	91.86%	92.54%	95.12%
Shareholders' Equity to Assets Ratio	10.18%	10.15%	9.78%

Loans Receivable Held for Investment (HFI)

Commercial	$1,868,675	$1,496,480	$1,358,838
Real Estate:
Commercial	2,483,223	2,256,370	2,217,928
Construction	670,502	654,353	669,798
Residential	884,533	743,878	682,394
Total Real Estate	4,038,258	3,654,601	3,570,120
Consumer and Other	74,466	69,037	63,827
Total Loans (Held for Investment)	$5,981,399	$5,220,118	$4,992,785

Allowance for Loan Losses

Balance, Beginning of Period	$42,154	$41,412	$41,129
Oakwood - PCD ALLL	8,410	—	—
Charge-Offs - Quarterly	(2,290)	(1,424)	(1,039)
Recoveries - Quarterly	654	295	152
Provision for Loan Losses - Quarterly	5,912	1,871	172
Balance, End of Period	$54,840	$42,154	$40,414

Allowance for Loan Losses to Total Loans (HFI)	0.92%	0.81%	0.81%
Allowance for Credit Losses to Total Loans (HFI)/(1)	0.98%	0.86%	0.88%
Net Charge-Offs (Recoveries) to Average Quarterly Total Loans	0.03%	0.02%	0.02%

Remaining Loan Purchase Discount	$12,121	$9,003	$12,286

Nonperforming Assets

Nonperforming
Nonaccrual Loans	$24,147	$25,874	$16,943
Loans Past Due 90 Days or More	860	185	127
Total Nonperforming Loans	25,007	26,059	17,070
Other Nonperforming Assets:
Other Real Estate Owned	5,529	1,787	1,685
Other Nonperforming Assets	—	—	—
Total other Nonperforming Assets	5,529	1,787	1,685
Total Nonperforming Assets	$30,536	$27,846	$18,755

Nonperforming Loans to Total Loans (HFI)	0.42%	0.50%	0.34%
Nonperforming Assets to Total Assets	0.39%	0.40%	0.28%

(1) Allowance for Credit Losses includes the Allowance for Loan Loss and Reserve for Unfunded Commitments.

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Twelve Months Ended
(Dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Per Share Data

Basic Earnings per Common Share	$0.52	$0.65	$0.58	$2.27	$2.62
Diluted Earnings per Common Share	0.51	0.65	0.57	2.26	2.59
Dividends per Common Share	0.14	0.14	0.14	0.56	0.50
Book Value per Common Share	24.62	24.59	22.58	24.62	22.58

Average Common Shares Outstanding	29,311,111	25,289,094	25,116,688	26,253,846	25,079,106
Average Diluted Common Shares Outstanding	29,520,781	25,440,247	25,333,913	26,452,084	25,296,200
End of Period Common Shares Outstanding	29,552,358	25,519,501	25,351,809	29,552,358	25,351,209

Annualized Performance Ratios

Return to Common Shareholders on Average Assets (1)	0.78%	0.97%	0.88%	0.86%	1.04%
Return to Common Shareholders on Average Common Equity (1)	8.23%	10.76%	10.54%	9.54%	12.36%
Net Interest Margin (1)	3.61%	3.51%	3.50%	3.48%	3.62%
Net Interest Spread (1)	2.77%	2.54%	2.53%	2.55%	2.72%
Efficiency Ratio (2)	63.91%	63.45%	63.36%	65.42%	61.61%

Total Quarterly/Year-to-Date Average Assets	$7,721,338	$6,788,644	$6,494,861	$6,973,735	$6,341,880
Total Quarterly/Year-to-Date Average Common Equity	731,820	610,018	544,628	625,914	530,956

Other Expenses

Salaries and Employee Benefits	$28,101	$24,877	$22,609	$103,917	$90,611
Occupancy and Bank Premises	3,166	2,630	2,387	10,944	9,518
Depreciation and Amortization	2,278	1,844	1,647	7,540	6,767
Data Processing	3,856	2,881	2,490	11,957	9,034
FDIC Assessment Fees	1,009	887	841	3,598	3,645
Legal and Other Professional Fees	975	873	833	3,756	3,173
Advertising and Promotions	1,710	1,057	1,052	4,878	4,628
Utilities and Communications	775	716	700	2,883	2,899
Ad Valorem Shares Tax	1,357	900	265	4,057	3,160
Directors' Fees	290	245	262	1,085	1,079
Other Real Estate Owned Expenses and Write-Downs	182	11	504	301	687
Merger and Conversion-Related Expenses	168	319	63	1,236	236
Other	5,703	5,210	6,061	21,500	21,265
Total Other Expenses	$49,570	$42,450	$39,714	$177,652	$156,702

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Twelve Months Ended
(Dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Other Income

Service Charges on Deposit Accounts	$2,878	$2,723	$2,470	$10,577	$9,704
Gain (Loss) on Sales of Securities	21	(13)	(2,503)	7	(2,565)
Debit Card and ATM Fee Income	2,069	1,864	1,793	7,659	6,590
Bank-Owned Life Insurance Income	990	679	572	2,875	2,247
Gain on Sales of Loans	252	122	546	2,973	1,972
Mortgage Origination Income	36	98	47	238	285
Fees and Brokerage Commission	2,063	1,968	1,710	7,844	7,247
Gain (Loss) on Sales of Other Real Estate Owned	40	(16)	338	89	646
Losses on Disposal of Other Assets	—	—	(1)	(15)	(15)
Gain on Sale of Branch	—	—	13	—	945
Gain on Extinguishment of Debt	—	—	—	—	1,458
Swap Fee Income	1,288	937	964	2,739	964
Pass-Through Income (Loss) from Other Investments	186	335	(1,028)	1,208	1,946
Other	2,034	2,077	1,492	7,999	5,218
Total Other Income	$11,857	$10,774	$6,413	$44,193	$36,642

(1) Average outstanding balances are determined utilizing daily averages and average yield/rate is calculated utilizing an actual day count convention.
(2) Noninterest expense (excluding provision for loan losses) divided by noninterest income (excluding security sales gains/losses) plus net interest income less gain/loss on sales of securities.

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Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023

Assets

Cash and Due From Banks	$319,098	$213,199	$226,110
Federal Funds Sold	197,669	169,980	151,134
Securities Purchased under Agreements to Resell	50,835	25,879	—
Securities Available for Sale, at Fair Values	893,549	916,091	879,571
Mortgage Loans Held for Sale	717	—	835
Loans and Lease Receivable	5,981,399	5,220,118	4,992,785
Allowance for Loan Losses	(54,840)	(42,154)	(40,414)
Net Loans and Lease Receivable	5,926,559	5,177,964	4,952,371
Premises and Equipment, Net	81,953	67,617	69,480
Accrued Interest Receivable	35,872	32,547	29,916
Other Equity Securities	41,100	39,555	33,942
Other Real Estate Owned	5,529	1,787	1,685
Cash Value of Life Insurance	117,645	101,362	96,478
Deferred Taxes, Net	29,591	20,852	27,323
Goodwill	121,572	91,527	88,391
Core Deposit and Customer Intangibles	17,252	10,326	11,895
Other Assets	18,149	19,963	15,419

Total Assets	$7,857,090	$6,888,649	$6,584,550

Liabilities

Deposits
Noninterest-Bearing	$1,357,045	$1,190,942	$1,299,090
Interest-Bearing	5,154,286	4,450,004	3,949,700
Total Deposits	6,511,331	5,640,946	5,248,790

Securities Sold Under Agreements to Repurchase	22,621	21,529	18,885
Bank Term Funding Program	—	—	300,000
Federal Home Loan Bank Borrowings	355,875	367,202	211,198
Subordinated Debt	99,760	99,818	99,990
Subordinated Debt - Trust Preferred Securities	5,000	5,000	5,000
Accrued Interest Payable	5,969	3,752	14,841
Other Liabilities	57,068	50,878	41,587

Total Liabilities	7,057,624	6,189,125	5,940,291

Shareholders' Equity

Preferred Stock	71,930	71,930	71,930
Common Stock	29,552	25,520	25,352
Additional Paid-In Capital	500,024	398,237	397,447
Retained Earnings	260,958	249,981	216,115
Accumulated Other Comprehensive Loss	(62,998)	(46,144)	(66,585)

Total Shareholders' Equity	799,466	699,524	644,259

Total Liabilities and Shareholders' Equity	$7,857,090	$6,888,649	$6,584,550

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Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Twelve Months Ended
(Dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Interest Income:
Interest and Fees on Loans	$104,697	$93,307	$85,761	$374,555	$323,327
Interest and Dividends on Securities	7,310	6,417	5,193	25,259	20,125
Interest on Federal Funds Sold and Due From Banks	4,135	3,017	3,711	14,950	9,875
Total Interest Income	116,142	102,741	94,665	414,764	353,327

Interest Expense:
Interest on Deposits	44,862	41,303	34,190	165,094	106,908
Interest on Borrowings	5,551	5,324	6,715	22,287	31,290
Total Interest Expense	50,413	46,627	40,905	187,381	138,198

Net Interest Income	65,729	56,114	53,760	227,383	215,129

Provision for Credit Losses	6,712	1,665	119	10,873	4,483

Net Interest Income After Provision for Credit Losses	59,017	54,449	53,641	216,510	210,646

Other Income:
Service Charges on Deposit Accounts	2,878	2,723	2,470	10,577	9,704
Gain (Loss) on Sales of Securities	21	(13)	(2,503)	7	(2,565)
Gain on Sales of Loans	252	122	546	2,973	1,972
Other Income	8,706	7,942	5,900	30,636	27,531
Total Other Income	11,857	10,774	6,413	44,193	36,642

Other Expenses:
Salaries and Employee Benefits	28,101	24,877	22,609	103,917	90,611
Occupancy and Equipment Expense	7,087	5,828	5,301	23,989	20,859
Merger and Conversion-Related Expense	168	319	63	1,236	236
Other Expenses	14,214	11,426	11,741	48,510	44,996
Total Other Expenses	49,570	42,450	39,714	177,652	156,702

Income Before Income Taxes	21,304	22,773	20,340	83,051	90,586

Provision for Income Taxes	4,816	4,930	4,516	17,944	19,543

Net Income	16,488	17,843	15,824	65,107	71,043

Preferred Stock Dividends	1,350	1,351	1,350	5,401	5,401

Net Income Available to Common Shareholders	$15,138	$16,492	$14,474	$59,706	$65,642

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Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate

Assets
Interest Earning Assets:
Total Loans	$5,911,183	$104,697	7.05%	$5,212,948	$93,307	7.12%	$4,949,954	$85,761	6.87%
Securities	980,566	7,310	2.97%	924,012	6,417	2.76%	865,372	5,193	2.38%
Interest-Bearing Deposit in Other Banks	346,035	4,135	4.75%	227,035	3,017	5.29%	271,004	3,711	5.43%
Total Interest Earning Assets	7,237,784	116,142	6.38%	6,363,995	102,741	6.42%	6,086,330	94,665	6.17%
Allowance for Loan Losses	(52,130)			(41,554)			(40,996)
Noninterest- Earning Assets	535,684			466,203			449,527
Total Assets	$7,721,338	$116,142		$6,788,644	$102,741		$6,494,861	$94,665

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$5,053,759	$44,862	3.53%	$4,308,780	$41,303	3.81%	$3,816,474	$34,190	3.55%
Subordinated Debt	99,797	1,331	5.31%	99,854	1,353	5.39%	100,009	1,320	5.24%
Subordinated Debt - Trust Preferred Securities	5,000	107	8.51%	5,000	114	9.07%	5,000	113	8.97%
Bank Term Funding Program	—	—	—%	—	—	—%	300,000	3,202	4.23%
Advances from Federal Home Loan Bank (FHLB)	373,236	3,975	4.24%	347,476	3,723	4.26%	213,280	1,947	3.62%
Other Borrowings	21,569	138	2.55%	20,971	134	2.54%	20,772	133	2.54%
Total Interest-Bearing Liabilities	$5,553,361	$50,413	3.61%	$4,782,081	$46,627	3.88%	$4,455,535	$40,905	3.64%
							4455535	40905	0.0364
Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,292,623			$1,269,282			$1,368,452
Other Liabilities	71,604			55,333			54,316
Total Noninterest-Bearing Liabilities	1,364,227			1,324,615			1,422,768
Shareholders' Equity:
Common Shareholders' Equity	731,820			610,018			544,628
Preferred Equity	71,930			71,930			71,930
Total Shareholders' Equity	803,750			681,948			616,558
Total Liabilities and Shareholders' Equity	$7,721,338			$6,788,644			$6,494,861

Net Interest Spread			2.77%			2.54%			2.53%
Net Interest Income		$65,729			$56,114			$53,760
Net Interest Margin			3.61%			3.51%			3.50%

Overall Cost of Funds			2.93%			3.07%			2.79%
Note: Average outstanding balances are determined utilizing daily averages and an actual day count convention.

b1BANK.com

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Twelve Months Ended
(Dollars in thousands)	December 31, 2024			December 31, 2023
	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate
Assets

Interest Earning Assets:
Total Loans	$5,327,466	$374,555	7.03%	$4,859,637	$323,327	6.65%
Securities	921,393	25,259	2.74%	898,771	20,125	2.24%
Interest-Bearing Deposit in Other Banks	287,474	14,950	5.20%	180,997	9,875	5.46%
Total Interest Earning Assets	6,536,333	414,764	6.35%	5,939,405	353,327	5.95%
Allowance for Loan Losses	(43,931)			(41,665)
Noninterest- Earning Assets	481,333			444,140
Total Assets	$6,973,735	$414,764		$6,341,880	$353,327

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$4,427,233	$165,094	3.73%	$3,566,216	$106,908	3.00%
Subordinated Debt	99,884	5,394	5.40%	105,369	5,323	5.05%
Subordinated Debt - Trust Preferred Securities	5,000	447	8.94%	5,000	430	8.60%
Bank Term Funding Program	64,754	2,788	4.31%	253,706	11,313	4.46%
Advances from Federal Home Loan Bank (FHLB)	317,462	13,164	4.15%	329,726	13,702	4.16%
Other Borrowings	19,464	494	2.54%	21,825	522	2.39%
Total Interest-Bearing Liabilities	$4,933,797	$187,381	3.80%	$4,281,842	$138,198	3.23%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,285,445			$1,412,979
Other Liabilities	56,649			44,173
Total Noninterest-Bearing Liabilities	1,342,094			1,457,152
Shareholders' Equity:
Common Shareholders' Equity	625,914			530,956
Preferred Equity	71,930			71,930
Total Shareholders' Equity	697,844			602,886
Total Liabilities and Shareholders' Equity	$6,973,735			$6,341,880

Net Interest Spread			2.55%			2.72%
Net Interest Income		$227,383			$215,129
Net Interest Margin			3.48%			3.62%

Overall Cost of Funds			3.01%			2.43%

Note: Average outstanding balances are determined utilizing daily averages and an actual day count convention.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
(Dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Interest Income:
Interest income	$116,142	$102,741	$94,665	$414,764	$353,327
Core interest income	116,142	102,741	94,665	414,764	353,327

Interest Expense:
Interest expense	50,413	46,627	40,905	187,381	138,198
Core interest expense	50,413	46,627	40,905	187,381	138,198

Provision for Credit Losses: (b)
Provision for credit losses	6,712	1,665	119	10,873	4,483
CECL Oakwood impact (3)	(4,824)	—	—	(4,824)	—
Core provision expense	1,888	1,665	119	6,049	4,483

Other Income:
Other income	11,857	10,774	6,413	44,193	36,642
Gain on former bank premises and equipment	—	—	—	(50)	—
(Gain) loss on sale of securities	(21)	13	2,503	(7)	2,565
Gain on sale of branch	—	—	(13)	—	(945)
Gain on extinguishment of debt	—	—	—	—	(1,458)
Core other income	11,836	10,787	8,903	44,136	36,804

Other Expense:
Other expense	49,570	42,450	39,714	177,652	156,702
Acquisition-related expenses (2)	(168)	(319)	(63)	(1,621)	(236)
Wrtite-down on former bank premises	—		(432)	—	(432)
Core conversion expenses	(463)	(511)	—	(974)	—
Core other expense	48,939	41,620	39,219	175,057	156,034

Pre-Tax Income: (a)
Pre-tax income	21,304	22,773	20,340	83,051	90,586
CECL Oakwood impact (3)	4,824	—	—	4,824	—
Gain on former bank premises and equipment	—	—	—	(50)	—
(Gain) loss on sale of securities	(21)	13	2,503	(7)	2,565
Gain on sale of branch	—	—	(13)	—	(945)
Gain on extinguishment of debt	—	—	—	—	(1,458)
Acquisition-related expenses (2)	168	319	63	1,621	236
Wrtite-down on former bank premises	—		432	—	432
Core conversion expenses	463	511	—	974	—
Core pre-tax income	26,738	23,616	23,325	90,413	91,416

Provision for Income Taxes: (1)
Provision for income taxes	4,816	4,930	4,516	17,944	19,543

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
(Dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Tax on CECL Oakwood impact (3)	1,019	—	—	1,019	—
Tax on gain on former bank premises and equipment	—	—	—	(11)	—
Tax on (gain) loss on sale of securities	(4)	3	529	(1)	542
Tax on gain on sale of branch	—	—	(3)	—	(200)
Gain on extinguishment of debt	—	—	—	—	(308)
Tax on acquisition-related expenses (2)	6	—	1	97	21
Tax on write-down on former bank premises	—	—	91	—	91
Tax on core conversion expenses	97	108	—	205	—
Core provision for income taxes	5,934	5,041	5,134	19,253	19,689

Preferred Dividends:
Preferred dividends	1,350	1,351	1,350	5,401	5,401
Core preferred dividends	1,350	1,351	1,350	5,401	5,401

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
(Dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net Income Available to Common Shareholders
Net income available to common shareholders	15,138	16,492	14,474	59,706	65,642
CECL Oakwood impact (3), net of tax	3,805	—	—	3,805	—
Gain on former bank premises and equipment, net of tax	—	—	—	(39)	—
(Gain) loss on sale of securities, net of tax	(17)	10	1,974	(6)	2,023
Gain on sale of branch, net of tax	—	—	(10)	—	(745)
Gain on extinguishment of debt, net of tax	—	—	—	—	(1,150)
Acquisition-related expenses (2), net of tax	162	319	62	1,524	215
Write-down on former bank premises, net of tax	—	—	341	—	341
Core conversion expenses, net of tax	366	403	—	769	—
Core net income available to common shareholders	$19,454	$17,224	$16,841	$65,759	$66,326

Pre-tax, Pre-provision Earnings Available to Common Shareholders (a+b)	$28,016	$24,438	$20,459	$93,924	$95,069
CECL Oakwood impact (3)	4,824	—	—	4,824	—
Gain on former bank premises and equipment	—	—	—	(50)	—
(Gain) loss on sale of securities	(21)	13	2,503	(7)	2,565
Gain on sale of branch	—	—	(13)	—	(945)
Gain on extinguishment of debt	—	—	—	—	(1,458)
Acquisition-related expenses (2)	168	319	63	1,621	236
Write-down on former premises	—		432	—	432
Occupancy and bank premises - storm repair	463	511	—	974	—
Core pre-tax, pre-provision earnings	$33,450	$25,281	$23,444	$101,286	$95,899

Average Diluted Common Shares Outstanding	29,520,781	23,395,614	25,333,913	26,452,084	25,296,200

Diluted Earnings Per Common Share
Diluted earnings per common share	$0.51	$0.65	$0.57	$2.26	$2.59
CECL Oakwood impact (3), net of tax	0.13	—	—	0.14	—

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
(Dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Gain on former bank premises and equipment, net of tax	—	—	—	—	—
(Gain) loss on sale of securities, net of tax	—	—	0.08	—	0.08
Gain on sale of branch, net of tax	—	—	—	—	(0.03)
Gain on extinguishment of debt, net of tax	—	—	—	—	(0.04)
Acquisition-related expenses (2), net of tax	0.01	0.01	—	0.06	0.01
Write-down on former premises, net of tax	—	—	0.01	—	0.01
Core conversion expenses,net of tax	0.01	0.02	—	0.03	—
Core diluted earnings per common share	$0.66	$0.68	$0.66	$2.49	$2.62

Pre-tax, Pre-provision Diluted Earnings per Common Share	$0.95	$0.91	$0.81	$3.55	$3.76
CECL Oakwood impact (3)	0.16			0.18
Gain on former bank premises and equipment	—	—	—	—	—
(Gain) loss on sale of securities	—	—	0.10	—	0.10
Gain on sale of branch	—	—	—	—	(0.04)
Gain on extinguishment of debt	—	—	—	—	(0.06)
Acquisition-related expenses (2)	0.01	0.02	—	0.06	0.01
Write-down on former premises			0.02		0.02
Core conversion expenses	0.02	—	—	0.04	—
Core pre-tax, pre-provision diluted earnings per common share	$1.14	$0.93	$0.93	$3.83	$3.79

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.129% for 2024 and 2023. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.
(3) CECL non-purchased credit deteriorated (PCD) provision/unfunded commitment expense attributable to Oakwood

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

(Dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023

Total Shareholders' (Common) Equity:
Total shareholders' equity	$799,466	$699,524	$644,259
Preferred stock	(71,930)	(71,930)	(71,930)
Total common shareholders' equity	727,536	627,594	572,329
Goodwill	(121,572)	(91,527)	(88,391)
Core deposit and customer intangible	(17,252)	(10,326)	(11,895)
Total tangible common equity	$588,712	$525,741	$472,043

Total Assets:
Total assets	$7,857,090	$6,888,649	$6,584,550
Goodwill	(121,572)	(91,527)	(88,391)
Core deposit and customer intangible	(17,252)	(10,326)	(11,895)
Total tangible assets	$7,718,266	$6,786,796	$6,484,264

Common shares outstanding	29,552,358	25,519,501	25,351,809

Book value per common share	$24.62	$24.59	$22.58
Tangible book value per common share	$19.92	$20.60	$18.62
Common equity to total assets	9.26%	9.11%	8.69%
Tangible common equity to tangible assets	7.63%	7.75%	7.28%

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended				Twelve Months Ended
(Dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023		December 31, 2024	December 31, 2023

Total Quarterly Average Assets	$7,721,338	$6,788,644	$6,494,861		$6,973,735	$6,341,880
Total Quarterly Average Common Equity	$731,820	$610,018	$544,628		$625,914	$530,956

Net Income Available to Common Shareholders:
Net income available to common shareholders	$15,138	$16,492	$14,474		$59,706	$65,642
CECL Oakwood impact (3), net of tax	3,805	—	—		3,805	—
Gain on former bank premises and equipment, net of tax	—	—	—		(39)	—
(Gain) loss on sale of securities, net of tax	(17)	10	1,974		(6)	2,023
Gain on sale of branch, net of tax	—	—	(10)		—	(745)
Gain on extinguishment of debt, net of tax	—	—	—		—	(1,150)
Acquisition-related expenses, net of tax	162	319	62		1,524	215
Write-down on former bank premises, net of tax			341		—	341
Core conversion expenses, net of tax	366	403	—		769	—
Core net income available to common shareholders	$19,454	$17,224	$16,841		$65,759	$66,326

Return to common shareholders on average assets (annualized) (2)	0.78%	0.97%	0.88%		0.86%	1.04%
Core return on average assets (annualized) (2)	1.00%	1.01%	1.03%		0.94%	1.05%
Return to common shareholders on average common equity (annualized) (2)	8.23%	10.76%	10.54%		9.54%	12.36%
Core return on average common equity (annualized) (2)	10.58%	11.23%	12.27%		10.51%	12.49%

Interest Income:
Interest income	$116,142	$102,741	$94,665		$414,764	$353,327
Core interest income	116,142	102,741	94,665		414,764	353,327
Interest Expense:
Interest expense	50,413	46,627	40,905		187,381	138,198
Core interest expense	50,413	46,627	40,905		187,381	138,198
Other Income:
Other income	11,857	10,774	6,413		44,193	36,642
Gain on former bank premises and equipment	—	—	—		(50)	—
(Gain) loss on sale of securities	(21)	13	2,503		(7)	2,565
Gain on sale of branch	—	—	(13)		—	(945)
Gain on extinguishment of debt	—	—	—	—	—	(1,458)
Core other income	11,836	10,787	8,903		44,136	36,804
Other Expense:

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
(Dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Other expense	49,570	42,450	39,714	177,652	156,702
Acquisition-related expenses	(168)	(319)	(63)	(1,621)	(236)
Write-down on former bank premises	—	—	(432)	—	(432)
Core conversion expenses	(463)	(511)	—	(974)	—
Core other expense	$48,939	$41,620	$39,219	$175,057	$156,034

Efficiency Ratio:
Other expense (a)	$49,570	$42,450	$39,714	$177,652	$156,702
Core other expense (c)	$48,939	$41,620	$39,219	$175,057	$156,034
Net interest and other income (1) (b)	$77,565	$66,901	$62,676	$271,569	$254,336
Core net interest and other income (1) (d)	$77,565	$66,901	$62,663	$271,519	$251,933
Efficiency ratio (a/b)	63.91%	63.45%	63.36%	65.42%	61.61%
Core efficiency ratio (c/d)	63.09%	62.21%	62.59%	64.47%	61.93%

Total Average Interest-Earnings Assets	$7,237,784	$6,363,995	$6,086,330	$6,536,333	$5,939,405

Net Interest Income:
Net interest income	$65,729	$56,114	$53,760	$227,383	$215,129
Loan discount accretion	$(997)	$(705)	$(1,921)	$(4,182)	$(9,311)
Net interest income excluding loan discount accretion	$64,732	$55,409	$51,839	$223,201	$205,818

Net interest margin (2)	3.61%	3.51%	3.50%	3.48%	3.62%
Net interest margin excluding loan discount accretion (2)	3.56%	3.46%	3.38%	3.41%	3.47%
Net interest spread (2)	2.77%	2.54%	2.53%	2.55%	2.72%
Net interest spread excluding loan discount accretion (2)	2.72%	2.50%	2.40%	2.48%	2.56%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing an actual day count convention.
(3) CECL non-PCD provision/unfunded commitment expense attributable to Oakwood

b1BANK.com